SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2013

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)
(Zip code)

(559) 782-4900
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 submission of matters to a vote of security holders

The Company’s annual meeting of shareholders was held on May 22, 2013, at which time shareholders voted in favor of item 1, election of directors, item 2, ratification of appointment of independent accountants, and item 3, advisory vote on executive compensation. Proxies were solicited by the Company’s management pursuant to Regulation 14 under the Securities Exchange Act of 1934.

A total of 12,216,508 shares were represented and voting at the meeting, constituting 87% of the 14,119,679 issued and outstanding shares entitled to vote at the meeting. There was no solicitation in opposition to Management’s nominees for directorship as listed in the proxy statement, and all of such nominees were elected pursuant to the vote of shareholders. The vote on the election of the three nominees to serve as Class II directors for two-year terms was as follows:

	For	Withheld
Albert L. Berra	8,464,075	1,853,656
Vincent L. Jurkovich	8,966,478	1,351,253
Gordon T. Woods	8,913,884	1,403,847

There were 1,898,777 broker non-votes received with respect to this item.

The terms of the following directors continued after the shareholders’ meeting: Robert L. Fields, James C. Holly, Lynda B. Scearcy, and Morris A. Tharp.

The appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for 2013 was ratified, with the number of shares cast as follows:

For:	10,906,596
Against:	15,486
Abstain:	1,294,426

The number voting “for” constituted 89% of the total number of shares represented and voting at the meeting with respect to proposal 2. There were no broker non-votes with respect to this item.

The advisory vote on executive compensation was approved, with the number of shares cast as follows:

For:	8,902,608
Against:	1,325,489
Abstain:	89,634

The number voting “for” constituted 86% of the total number of shares represented and voting at the meeting with respect to proposal 3. There were 1,898,777 broker non-votes received with respect to this item.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: May 23, 2013	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor Executive Vice President & Chief Financial Officer

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